Exhibit 99.1 Daré Bioscience Regains Compliance with Nasdaq Minimum Equity Rule and Secures Capital to Advance Product Candidates SAN DIEGO, February 6, 2020 (GLOBE NEWSWIRE) -- Daré Bioscience, Inc. (NASDAQ: DARE), a leader in women’s health innovation, announced that it has been notified by The Nasdaq Stock Market LLC that the Company has regained compliance with the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b). As a result, all previously reported Nasdaq compliance matters have been resolved and the previously- scheduled hearing before the Nasdaq Hearings Panel has been canceled. “We believe that 2020 will be a transformational year for Daré,” said Sabrina Martucci Johnson, President and CEO of Daré. “Building on the momentum of our U.S. license agreement with Bayer for commercial rights to our first-in-category product Ovaprene® and coupled with the approximately $6.8 million in net proceeds we strategically raised in January 2020 and the $6.0 million in cash we received as part of the Microchips acquisition that closed in November 2019, we are starting the new year well-positioned as we work to advance our late-stage programs toward clinical and regulatory milestones in 2020.” During January 2020, Daré raised approximately $5.1 million in net proceeds from the sale of approximately 3.1 million shares of its common stock under its at-the-market (ATM) facility and received approximately $1.7 million from the exercise of approximately 1.7 million warrants. As a result of these activities, the Company’s total shares of common stock outstanding increased to 24,513,675. About Daré Bioscience Daré Bioscience is a clinical-stage biopharmaceutical company committed to the advancement of innovative products for women’s health. The company’s mission is to identify, develop and bring to market a diverse portfolio of differentiated therapies that expand treatment options, improve outcomes and facilitate convenience for women, primarily in the areas of contraception, vaginal health, sexual health, and fertility. Daré’s product portfolio includes potential first-in-category candidates in clinical development: Ovaprene®, a hormone-free, monthly contraceptive intravaginal ring whose U.S. commercial rights are under a license agreement with Bayer; Sildenafil Cream, 3.6%, a novel cream formulation of sildenafil to treat female sexual arousal disorder utilizing the active ingredient in Viagra®; DARE-BV1, a unique hydrogel formulation of clindamycin phosphate 2% to treat bacterial vaginosis via a single application; and DARE-HRT1, a combination bio-identical estradiol and progesterone intravaginal ring for hormone replacement therapy following menopause. To learn more about Daré’s full portfolio of women’s health product candidates, and mission to deliver differentiated therapies for women, please visit www.darebioscience.com. Daré may announce material information about its finances, product candidates, clinical trials and other matters using its investor relations website (http://ir.darebioscience.com), SEC filings, press releases, public conference calls and webcasts. Daré will use these channels to distribute material information about the company, and may also use social media to communicate important information about the company, its finances, product candidates, clinical trials and other matters. The information Daré posts on its investor relations website or through social media channels may be deemed to be material information. Daré encourages investors, the media, and others interested in the company to review the information Daré posts on its investor relations website (https://darebioscience.gcs-web.com/) and to follow these Twitter accounts: @SabrinaDareCEO and @DareBioscience. Any updates to the list of social media channels the company may use to communicate information will be posted on the investor relations page of Daré’s website mentioned above. Forward-Looking Statements Daré cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “tend to,” or the negative version of these words and similar expressions. Such statements include, but are not limited to, the statement that 2020 will be a transformational year for Daré. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Daré’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, without limitation, risk and uncertainties related to: Daré’s ability to raise additional capital when and as needed to advance its product candidates and continue as a going concern; Daré’s ability to develop, obtain regulatory approval for, and commercialize its product candidates; the failure or delay in starting, conducting and completing clinical trials or obtaining FDA or foreign regulatory approval for Daré’s product candidates in a timely manner; Daré’s ability to conduct and design successful clinical trials, to enroll a sufficient number of patients, to meet established clinical endpoints, to avoid undesirable side effects and other safety concerns, and to demonstrate sufficient safety and efficacy of its product candidates; the risk that positive findings in pre- pivotal clinical studies of a product candidate may not be predictive of success in pivotal clinical studies of that candidate; the risk that a product candidate may fail to demonstrate equivalent or superior efficacy and/or safety in a pivotal clinical study compared to results from a pre-pivotal study or studies; Daré’s ability to retain its licensed rights to develop and commercialize a product candidate; Daré’s ability to satisfy the monetary obligations and other requirements in connection with its exclusive, in-license agreements covering the critical patents and related intellectual property related to its product candidates; developments by Daré’s competitors that make its product candidates less competitive or obsolete; Daré’s dependence on third parties to conduct clinical trials and manufacture clinical trial material; Daré’s ability to adequately protect or enforce its, or its licensor’s, intellectual property rights; the lack of patent protection for the active ingredients in certain of Daré’s product candidates which could expose its products to competition from other formulations using the same active ingredients; the risk of failure 4832-2705-6307, v. 5 associated with product candidates in preclinical stages of development that may lead investors to assign them little to no value and make these assets difficult to fund; and disputes or other developments concerning Daré’s intellectual property rights. Daré’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of Daré’s risks and uncertainties, you are encouraged to review its documents filed with the SEC including Daré’s recent filings on Form 8-K, Form 10-K and Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Daré undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Contacts: Investors on behalf of Daré Bioscience, Inc.: Lee Roth Burns McClellan lroth@burnsmc.com 212.213.0006 OR Media on behalf of Daré Bioscience, Inc.: Jake Robison Canale Communications jake@canalecomm.com 619.849.5383 Source: Daré Bioscience 4832-2705-6307, v. 5